Exhibit 4.1


                         [SEAL OF REGISTRAR OF COMPANY]


                                                                       No: 5557

                             BRITISH VIRGIN ISLANDS
                 The International Business Companies Act, 1984

                            MEMORANDUM OF ASSOCIATION
                             ARTICLES OF ASSOCIATION

                                       of

                               GETGO MAIL.COM INC.
                               -------------------


                        An International Business Company


                    Incorporated the 17th day of March, 1988
               Amendment registered this 14th day of October 1999

                              CITCO B.V.I. LIMITED
                          CITCO Building, Wickhams Cay
                                    Road Town
                                     Tortola
                             British Virgin Islands
                    Tel: 1(284) 494-2217 Fax: 1(284) 494-3917


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                     TERRITORY OF THE BRITISH VIRGIN ISLANDS
                INTERNATIONAL BUSINESS COMPANIES ORDINANCE, 1984

                            MEMORANDUM OF ASSOCIATION
                                       OF

                               GETGO MAIL.COM INC.
                               -------------------

1.        The name of the Company is Getgo Mail.Com Inc.

2. The Registered Office of the Company is at Citco Building, Wickams Cay, P.O. Box 662 in Road Town, Tortola, British Virgin Islands or at such other place within the British Virgin Islands as the Directors may from time to time determine.

3. The Registered Agent of the Company in the British Virgin Islands is Citco Trust Corporation Limited whose address is P.O. Box 662, Citco Building, Wickhams Cay, Road Town, Tortola, British Virgin Islands.

4. The object or purpose for which the Company is established is to engage in any act or activity that is not prohibited under any law for the time being in force in the British Virgin Islands.

5. Without prejudice to the generality of clause 4 hereof and subject thereto, the Company has power to do any and all acts to carry on any business or businesses whatsoever and to engage in any activities which may conveniently be carried on with or be conducive to the attainment of the Company's objects or purposes, including the power to enter into any contract or undertaking whether directly or indirectly for the benefit or profit of the Company and to settle the Company's assets or property or any part thereof in trust or transfer the same to any other Company whether for the protection of its assets or not, and with respect to the transfer, the Directors may provide that the Company, its creditors, its members or any person having a direct or indirect interest in the Company or any of them may be the beneficiaries, creditors, members, certificate holders, partners or holders of any other similar interest.

6.        The Company has no power to--

          (i) carry on business with persons resident in thc British Virgin Islands except as provided by the Ordinance,

          (ii) own an interest in real property situate in the British Virgin Islands, other than a lease of property for use as an office from which to communicate with members or where books and records of the Company are prepared or maintained,

          (iii)     accept banking deposits,

          (iv)      accept contracts of insurance.

7. Shares in the Company shall be issued in the currency of the United States dollar.

8. The Company shall have an authorised capital of US$ 2,000.00 divided into 20,000,000 shares with a par value of US$ 0.0001-----each.

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9.        The Company shall have one class of shares of one series comprising
          20,000,000 ordinary common shares of US$ 0.0001-----each.

10. In as much as more than one class or more than one series of shares are authorized to be issued, the Directors shall have the authority and the power to fix by a resolution of directors the designations, powers, preferences, rights, qualifications, limitations and restrictions if any appertenant to that class or series of shares.

11. The number of shares into which the share capital is divided, may be issued as registered nominative shares or as shares issued to bearer.

12. Registered nominative shares may be exchanged and converted into shares issued to bearer and shares issued to bearer may be exchanged and converted into registered nominative shares.

13. Any notice or other information required by the Ordinance to be given to the holder of shares issued to bearer shall be given by publishing the same in a newspaper of general circulation in the British Virgin Islands or in such other newspaper if any as the Company may from time to time by resolution of directors determine.

14. The Memorandum and Articles of Association of the Company may be amended by a resolution of members or a resolution of directors.

We, Tortola Corporation Company Limited of P.O. Box 662, Citco Building, Wickhams Cay, Road Town, Tortola for the purpose of incorporating an International Business Company under the laws of the British Virgin Islands hereby subscribe our name to this Memorandum of Association this 17th day of March, 1988 in the presence of:


                                            (Sgd. Joseph Caminada)
 Witness                                    Tortola Corporation Company Limited
 Agnita Solomon
 Road Town,
 Tortola
 British Virgin Islands

 Secretary         (Sgd. Agnita Solomon)


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                     TERRITORY OF THE BRITISH VIRGIN ISLANDS

               THE INTERNATIONAL BUSINESS COMPANIES ORDINANCE 1984

                             ARTICLES OF ASSOCIATION

                                       OF

                               GETGO MAIL.COM INC.
                               -------------------

1. The following Regulations shall constitute the Regulations of the Company. In these Articles words and expressions defined in the International Business Companies Ordinance ("the Ordinance") shall have the same meaning and, unless otherwise required by the context, the singular shall include the plural and vice-versa, the masculine shall include the feminine and neuter and references to persons shall include corporations and all legal entities capable of having a legal existence.

                                     SHARES

2. Subject to the provisions of these Articles the unissued shares of the Company (whether forming part of the original or any increased authorized capital) shall be at the disposal of the Directors who may offer, allot, grant options over or otherwise dispose of them to such persons at such times and for such consideration and upon such terms and conditions as the directors may determine.

3.        No share shall be issued except as fully paid up.

4. The name and address of every person being the holder of registered nominative shares, their class or series and the date when they became or ceased to become a member shall be entered as a member in the share register.

5. Every person whose name is entered as a member in the share register being the holder of registered nominative shares, shall, without payment, be entitled to a certificate specifying the share or shares held and the par value thereof, provided that in respect of a registered nominative share, or shares, held jointly by several persons the Company shall not be bound to issue more than one certificate, and delivery of a certificate for a share to one of several joint holders shall be sufficient delivery to all.

6. In the case of shares issued to bearer, the share register shall contain the total number of each class and series of shares so issued and with respect to each certificate therefor, the identifying number, the number of each class or series of shares issued to bearer specified therein and the date of issue of the certificate.

7. Every person to whom shares are issued to bearer must hold a certificate specifying the share or shares and the par value thereof.

8. Registered nominative shares may pursuant to a resolution of directors be exchanged and converted into shares issued to bearer.

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9.        Shares issued to bearer may pursuant to a resolution of directors and on the giving of such indemnity as the Company by resolution of directors may reasonably require be exchanged and converted into registered nominative shares.

10. The bearer of a certificate representing shares issued to bearer shal1 for all purposes be deemed to be the owner of the shares comprised in such certificate.

11. If a certificate is worn out or lost it may be renewed on production of the worn out certificate, or on satisfactory proof of its loss together with such indemnity as the directors may reasonably require. Any member receiving a share certificate shall indemnify and hold the Company and its officers harmless from any loss or liability which it or they may incur by reason of wrongful or fraudulent use or representation made by any person by virtue of the possession of such certificate.

                      SHARE CAPITAL AND VARIATION OF RIGHTS

12. Without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares, any share in the Company may be issued with such preferred, deferred or other special rights or such restrictions, whether in regard to dividend, voting, return of capital or otherwise as the directors may from time to time determine.

13. Subject to the provisions of the Ordinance, any shares may be purchased, redeemed or acquired by the Company on such terms and in such manner as the directors may determine.

14. If at any time the authorised share capital is divided into different classes or series of shares, the rights attached to any class or series (unless otherwise provided by the terms of issue of the shares of that class or series) may, whether or not the Company is being wound up, be varied with the consent in writing of the holders of not less than three-fourths of the issued shares of any other class or series of shares which may be affected by such variation.

15. The rights conferred upon the holders of the sl1ares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

16. No notice of a trust, whether expressed, implied or constructive, shall be entered on the share register.

                               TRANSFER OF SHARES

17. Registered nominative shares may be transferred by a written instrument signed by the transferor and containing the name and address of the transferee or in such other manner or form and subject to such evidence as the directors shall consider appropriate. The transfer shall take effect on registration of the transferee as holder of the shares and on surrender of the certificate if any representing the transferred shares.

18. Shares issued to bearer may be transferred by delivery of the certificate representing such shares.

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19.       The directors shall have power to close the Share Register for such period as they shall think fit, but not exceeding 90 days in any one year.

                             TRANSMISSION OF SHARES

20.       (i)       The personal representatives, guardian or trustee as the
                    case may be of a deceased, incompetent or bankrupt sole holder of a registered nominative share shall be the only persons recognized by the Company as having any title to the share. In the case of a share registered in the names of two or more holders, the survivor or survivors and the personal representative, guardian or trustee as the case may be of the deceased, incompetent or bankrupt, shall be the only persons recognized by the Company as having any title to the share but they shall not be entitled to exercise any rights as a member of the Company until they have proceeded as set forth in the following Regulations.

          (ii) Any person becoming entitled by operation of law or otherwise to a share or shares in consequence of the death, incompetence or bankruptcy of any member may be registered as a member upon such evidence being produced as may reasonably be required by the directors. An application by any such person to be registered as a member for all purposes shall be deemed to be a transfer of shares of the deceased, incompetent or bankrupt member and the directors shall treat it as such.

21. Any person who has become entitled to a share or shares in consequence of the death, incompetence or bankruptcy of any member may, instead of being registered himself, request in writing that some person to be named by him be registered as a transferee of such share or shares and such request shall likewise be treated as if it were a transfer.

                            ACQUISITION OF OWN SHARES

22. Subject to the provisions of the Ordinance, the Company may purchase, redeem or otherwise acquire any of its own shares for such consideration as the Company by resolution of directors considers fit, and either cancel or hold such shares as treasury shares. The Company may dispose of any shares held as treasury shares on such terms and conditions as the Company by a resolution of directors may from time to time determine. Shares may be purchased or otherwise acquired by the Company in exchange for newly issued shares in the Company.

23. Subject to the provisions of the Ordinance as to reduction of capital the Company may, by resolution of directors amend it Memorandum of Association to increase or reduce its authorised capital.

24. Any capital raised by the creation of new shares shall be considered as part of the original capital, and shall be subject to the same provisions as if it had been part of the original capital.

25.       The Company may amend its Memorandum of Association to

          (a) consolidate all or any of its share capital into shares of larger amount than its existing shares;

          (b) cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of its authorised share capital by the amount of thc shares so cancelled;

          (c) sub-divide its shares or any of them into shares of smaller amount than is fixed by the Memorandum of Association and so that subject to the provisions of Regulation 14 the resolution whereby any share is sub-divided may determine that as between the holders of the shares resulting from such sub-division one or more of the shares may have such preferred or other special rights over or may have such qualified or deferred rights or be subject to any such restrictions as compared with the other or others as the Company has power to attach to unissued or new shares;

          (d) subject to the provisions of the Ordinance, reduce its issued share capital or any capital represented by the capital redemption reserve fund or by the share premium account in any manner.

26. Where any difficulty arises in regard to any consolidation and division under Regulation 25, the Company by a resolution of directors may settle the same as it thinks expedient.

                               MEETINGS OF MEMBERS

27. The directors may convene meetings of the members of the Company at such time and in such manner and places as the directors consider necessary or desirable, and they shall convene such a meeting upon the written request of members holding more than 30 percent of thc votes of the outstanding voting shares in the Company.

28. At least seven days notice specifying the place, the day and the hour of the meeting and the general nature of the business to be conducted shall be given to such persons whose names on the date the notice is given appear as members in the share register of the Company.

29. In the case of shares issued to bearer, the directors shall at least 14 days prior to the date of the meeting cause notice of the same, specifying the place, the day and the hour of the meeting and the general nature of the business to be conducted, to be published in the manner prescribed by the Memorandum of Association.

30. A meeting of the members shall be deemed to have been validly called, notwithstanding that it is called in contravention of the requirement to give notice in Regulations 28 and 29 if shorter notice of the meeting is agreed by members holding not less than 90 percent of the total number of shares having a right to attend and vote at the meeting or if all such members have waived notice of the meeting. Presence at the meeting shall be deemed to constitute waiver.

31. The inadvertent failure of the directors to give notice of a meeting to a member or to the agent or attorney as the case may be or the fact that a member or such agent or attorney has not received the notice does not invalidate the meeting.

32. A member may be represented at a meeting of members by proxy. The instrument appointing a proxy shall be in such form as the Chairman of the meeting shall accept and shall be produced at the place appointed for the meeting before the time for holding the meeting at which the person named in such instrument proposes to vote.

33. In the case of shares issued to bearer the holder of such shares may vote:

          in person, by producing the Certificate representing such shares to the Chairman of the meeting at which the holder proposes to vote;

          by proxy, by depositing the certificate with a law firm appointed in writing by the Company or with a recognised bank or trust company which shall give a certificate of deposit and voting instructions in the form below:

                             CERTIFICATE OF DEPOSIT

                                       AND

                               VOTING INSTRUCTIONS

The Undersigned hereby declares and certifies that            bearer-share
certificate(s), representing        shares of the share capital of

(the "Company"), an International Business Company organised under the laws of the British Virgin Islands, is/are being held by the Undersigned on behalf of the owner(s) of the said shares, who have authorised the Undersigned to represent the said shares with full power of substitution at a shareholder's meeting to be held with the following agenda:

( ) In the transaction of such other business as may properly come before meeting.

          To cast their votes on each of the above mentioned agenda matters at the meeting, and to designate any third party to act in and on its behalf as the representatives of the said shareholders and these shares at the meeting; and the Undersigned will continue to keep the said shares in safekeeping until the date indicated above.

          In accordance with this power authority the Undersigned hereby designates and appoints Messrs. . . . . . . . . . . . . . . . . . . .
          and each of them with full power of substitution to represent the Undersigned and said shareholders and to so vote the said shares at the meeting of shareholders of the Company to be held at

IN WITNESS WHEREOF, the Undersigned has caused this certificate to be duly
executed this            day of          19

                                            -----------------------------------

                                            NAME OF BANK OR TRUST COMPANY

                                            NAME OF LAW FIRM

                       PROCEEDINGS AT MEETINGS OF MEMBERS

34. No business shall be transacted at any meeting of members unless a quorum of members is present at the time when the meeting proceeds to business. A quorum shall consist of one or more members present in person or by proxy representing at least one half of the votes of the shares of each class or series of share entitled to vote as a class or series and the same proportion of the votes of the remaining shares entitled to vote.

35. If within one hour from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of members, shall be dissolved; in any other case it shall stand adjourned to the next business day at the same time and place or to such other time and place as the directors may determine, and if at the adjourned meeting there are present within one hour from the time appointed for the meeting in person or by proxy not less than one third of the votes of the shares or each class or series of shares entitled to vote on the resolutions to he considered by the meeting, those present shall constitute a quorum but otherwise the meeting shall be dissolved.

36. The Chairman, if any, of the board of directors shall preside as Chairman at every general meeting of the Company.

37. If there is no such Chairman, or if at any meeting he is not present within fifteen minutes after the time appointed for holding the meeting, the members present shall choose someone of their number to be chairman.

38. The Chairman may, with the consent of the meeting, adjourn any meeting from time to time, and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

39. All shares vote as one class and each whole share has one vote If two or more persons are jointly entitled to a registered nominative share and if more than one of such persons is desirous of voting at the meeting whether in person or by proxy, the vote of that person whose name appears first among such voting joint holders in the share register alone shall be counted.

40. A member may be present at a meeting if he participates by telephone or other electronic means and all members participating at the meeting are able to hear each other.

41. At any meeting of the members the Chairman shall be responsible for deciding in such manner as he shall consider appropriate whether any resolution has been carried or not and the result of his decision shall be announced to the meeting and recorded in the minutes thereof. If the Chairman shall have any doubt as to the outcome of any resolution put to the vote, he shall cause a poll to be taken of all votes cast upon such resolution, but if the Chairman shall fail to take a poll then any member present in person or by proxy who disputes the announcement by the Chairman of the result of any vote may immediately following such announcement demand that a poll be taken and the Chairman shall thereupon cause a poll to be taken. If a poll is taken at any meeting, the result thereof shall be duly recorded in the minutes of that meeting by the Chairman.

42. Unless a poll be so demanded, a declaration by the Chairman that a resolution has, on a show of hands, been carried, and an entry to that effect in the book containing the minutes of the proceedings of the Company, shall be sufficient evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

43. If a poll is duly demanded it shall be taken in such manner as the Chairman directs, and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded. The demand for a poll may be withdrawn.

44. A resolution which has been notified to all members for the time being entitled to vote and which has been approved by a majority of the votes of those members in the form of one or more documents in writing by telex, telegram, cable or other written electronic communication shall without the need for any notice, become effectual as at the dates thereof as a resolution of the members.

45. Any person other than an individual shall be regarded as one member and subject to Regulation 46 the right of any individual to speak for or represent such member shall be determined by the law of the jurisdiction where, and by the documents by which, the person is constituted or derives its existence. In case of doubt, the directors may in good faith seek legal advice from any qualified person and unless and until a court of competent jurisdiction shall otherwise rule, the directors may rely and act upon such advice without incurring any liability to any member.

46. Any person other than an individual which is a member of the Company may by resolution of its directors or other governing body authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of members of the Company, and the person so authorised shall be entitled to exercise the same powers on behalf of the person which he represents as that person could exercise if it were an individual member of the Company.

                                    DIRECTORS

47. The first director or directors shall be elected by the subscriber to the Memorandum of Association. Thereafter, the directors, other than in the case of a vacancy, shall be elected by the members for such term as the members may determine and may be removed by them.

48. The number of the directors shall be not less than one nor more than seven.

49. Each director holds office according to the terms of his appointment until his successor takes office or until his earlier death, resignation or removal.

50. A vacancy in the board of directors may be filled by the appointment of a new director pursuant to a resolution of members or of a majority of the remaining directors.

51. A director shall not require a share qualification, but nevertheless shall be entitled to attend and speak at any meeting of the members and at any separate meeting of the holders of any class of shares in the Company.

52. A director by writing under his hand deposited at the Registered Office of the Company may from time to time appoint another director or any other person to be his alternate. Every such alternate shall be entitled to be given notice of meetings of the directors and to attend and vote as a director at any such meeting at which the director appointing him is not personally present and generally at such meeting to have and exercise all the powers, rights, duties and authorities of the director appointing him. Every such alternate shall be deemed to be an officer of the Company and shall not be deemed to be an agent of the director appointing him. If undue delay or difficulty would be occasioned by giving notice to a director of a resolution of which his approval is sought in accordance with Regulation 80 his alternate (if any) shall be entitled to signify approval of the same on behalf of that director. A director by writing under his hand deposited at the Registered Office of the Company may at any time revoke the appointment of an alternate appointed by him. If a director shall die or cease to hold the office of director, the appointment of his alternate shall thereupon cease and terminate.

53. The directors may, by resolution of directors, fix the emoluments of directors in respect of services rendered or to be rendered in any capacity to the Company. The directors may also be paid such travelling, hotel and other expenses properly incurred by them in attending and returning from meetings of the directors, or any committee of the directors or meetings of thc members, or in connection with the business of the Company as shall be approved by resolution of directors.

54. Any director who, by request, goes or resides abroad for any purposes of the Company or who performs services which in the opinion of the Board go beyond the ordinary duties of a director, may be paid such extra remuneration (whether by way of salary, commission, participation in profits or otherwise) as shall be approved by resolution of directors.

55. The Company may pay to a director who at the request of the Company holds any office (including a directorship) in, or renders services to any company in which the Company may be interested, such remuneration (whether by way of salary, commission, participation in profits or otherwise) in respect of such office or services as shall be approved by resolution of directors.

56.       The office of director shall be vacated if the director:--

          (a)       is removed from office by resolution of members or

          (b) becomes bankrupt or makes any arrangement or composition with his creditors generally, or

          (c) becomes of unsound mind, or of such infirm health as to be incapable of managing his affairs, or

          (d)       resigns his office by notice in writing to the Company.

57. A director may hold any other office or position of profit under the Company (except that of auditor) in conjunction with his office of director, and may act in a professional capacity to the Company on such terms as to remuneration and otherwise as the directors shall arrange.

58. A director may be or become a director or other officer of, or otherwise interested in any company promoted by the Company, or in which the Company may be interested, as a member or otherwise, and no director shall be accountable for any remuneration or other benefits received by him as director or officer or from his interest in such other company. The directors may also exercise the voting powers conferred by the shares in any other company held or owned by the Company in such manner in all respects as they think fit, including the exercise thereof in favour of any resolutions appointing them, or any of their number, directors or officers of such other company, or voting or providing for the payment of remuneration to the directors or officers of such other company. A director may vote in favour of the exercise of such voting rights in manner aforesaid, notwithstanding that he may be, or be about to become, a director or officer of such other company, and as such in any other manner is, or may be, interested in the exercise of such voting rights in manner aforesaid.

59. No director shall be disqualified by reason of his office from contracting with the Company, either as vendor, purchaser or otherwise, nor shall any such contract or arrangement entered into by or on behalf of the Company in which any director shall be in any way interested be avoided, nor shall any director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or arrangement, by reason of such director holding that office or of the fiduciary relationship thereby established. The nature of a director's interest must be declared by him at the meeting of the directors at which the question of entering into the contract or arrangement is first taken into consideration, and if the director was not at the date of that meeting interested in the proposed contract or arrangement, or shall become interested in a contract or arrangement after it is made, he shall forthwith after becoming so interested advise the Company in writing of the fact and nature of his interest. A general notice to the directors by a director that he is a member of a specified firm or company, and is to be regarded as interested in any contract or transaction which may, after the date of notice, be made with such firm or company shall (if such director shall give the same at a meeting of the directors, or shall take reasonable steps to secure that the same is brought up and read at the next meeting of directors after it is given) be a sufficient declaration of interest in relation to such contract or transaction with such firm or company.

60. A director may be counted as one of a quorum upon a motion in respect of any contract or arrangement which he shall make with the Company, or in which he is so interested as aforesaid, and may vote upon such motion. However, if the agreement or transaction cannot be approved by a resolution of directors without counting the vote or consent of any interested director the agreement or transaction may only be validated by approval or ratification by a resolution of members.

                                    OFFICERS

 61.      (i)       The Company may, by a resolution of directors, appoint
                    officers of the Company at such times as shall be considered necessary or expedient, and such officers may consist of a President, one or more Vice-Presidents, a Secretary and a Treasurer and such other officers as may from time to time be deemed desirable. The officers shall perform such duties as shall be prescribed at the time of their appointment subject to any modification in such duties as may be prescribed by the directors thereafter, but in the absence of any specific allocation of duties it shall be the responsibility of the President to manage the day to day affairs of the Company, the Vice-Presidents to act in order of seniority in the absence of the President but otherwise to perform such duties as may be delegated to them by the President, the Secretary to maintain the registers, minute books and records (other than financial records) of the Company and to ensure compliance with all procedural requirements imposed on the Company by applicable law, and the Treasurer to be responsible for the financial affairs of the Company.

          (ii) Any person may hold more than one office and no officer need be a director or member of the Company. The officers shall remain in office until removed from office by the directors whether or not a successor is appointed.

62. Any officer who is a body corporate may appoint any person its duly authorised representative for the purpose of representing it and transacting any of the business of the officers.

63. The Registered Agent may certify to whom it may concern the names and addresses of the directors and officers of the Company and the terms of their encumbency.

                               POWERS OF DIRECTORS

64. The business and affairs of the Company shall be managed by the directors who may pay all expenses incurred preliminary to and in connection with the formation and registration of the Company, and may exercise all such powers of the Company as are not by the Ordinance or by these Regulations required to be exercised by the members subject to any delegation of such powers as may be authorised by these Regulations and to such requirements as may be prescribed by resolution of the members; but no requirement made by resolution of the members shall invalidate any prior act of the directors which would have been valid if such requirement had not been made. Notwithstanding the generality of the foregoing the Company may by resolution of directors exercise the several powers granted to it by
          Section 9 of the Ordinance and by the Memorandum of Association to inter alia transfer any of its assets in trust.

65. The Board may entrust to and confer upon any director or officer any of the powers exercisable by it upon such terms and conditions and with such restrictions as it thinks fit, and either collaterally with, or to the exclusion of, its own powers, and may from time to time revoke, withdraw, alter or vary all or any of such powers. The directors may delegate any of their powers to committees consisting of such member or members of their body as they think fit; any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the directors.

66. The Company may from time to time and at any time by resolution of directors appoint any company, firm or person or body of persons, whether nominated directly or indirectly by the directors, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the directors under these Regulations) and for such period and subject to such conditions as they may think fit, and any such powers of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the directors may think fit and may also authorise any such attorney to delegate all or any of the powers, authorities and discretions vested in him.

67. Any director who is a body corporate may appoint any person its duly authorised representative for the purpose of representing it at Board Meetings and of transacting any of the business of the directors.

68. All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for monies paid to the Company, shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as the Company shall from time to time by resolution of directors determine.

69. The directors may by resolution of directors exercise all the powers of the Company to borrow money and to mortgage or charge its undertakings and property or any part thereof, to issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of the Company or of any third party.

70. Subject to Regulation 48 the continuing directors may act notwithstanding any vacancy in their body.

                            PROCEEDINGS OF DIRECTORS

71. The directors may meet together for the despatch of business, adjourn and otherwise regulate their meetings as they think fit. Questions arising at any meeting shall be decided by a majority of votes; in case of an equality of votes the Chairman shall have a second or casting vote. A director may at any time summon a meeting of directors.

72. Provided that there shall be more than one director the quorum for directors' meetings shall be one third of the total number of directors and a minimum of 7 days notice (exclusive of the day of the meeting) shall be given to all directors and alternate directors of any meeting of the board unless all the directors or their alternates on their behalf shall waive such notice for any particular meeting or any director shall waive his right to receive notice. Presence at the meeting shall be deemed to constitute waiver.

73. A sole director shall have full power to represent the Company notwithstanding the reference in these Regulations to a Board of Directors consisting of more than one person.

74. The directors may elect a chairman of their meeting and determine the period for which he is to hold office, but if no such chairman is present at the time appointed for holding the same, the directors present shall choose one of their number to be the chairman of such meeting.

75. The directors may, subject to the Ordinance, delegate any of their powers to committees consisting of such of their body as they think fit; any committee so formed shall, in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the directors.

76. A committee may elect a chairman of its meeting; if no such chairman is elected, or if he is not present at the time appointed for holding the meeting the members of the committee present shall choose one of their number to be chairman of such meeting.

77. A committee may meet and adjourn as it thinks proper. Questions arising at any meeting shall be determined by a majority of votes of its members present, and in case of an equality of votes, the chairman shall have a second casting vote.

78. All acts done by any meeting of the directors or of a committee of directors, or by any person acting as a director, not withstanding that it be afterwards discovered that there was some defect in the appointment of any such directors or persons acting as aforesaid, or that they or any of them were disqualified are hereby ratified and shall be as valid as if every such person had been duly appointed and was qualified to be a director.

79.       The directors shall cause the following books to be kept:

          (a) minutes of all meetings of directors, members and committees appointed by them;

          (b) copies of all resolutions consented to by directors, members and committees appointed by them;

          (c) such other books and records as may be necessary or desirable in their opinion to reflect the financial position of the Company.

80. A resolution approved by all the directors or members of a committee for the time being entitled to receive notice of a meeting of the directors or of a committee of the directors and taking the form of one or more documents in writing or messages transmitted by teleprinter from a duly authenticated source shall be as valid and effectual as if it had been passed at a meeting of the directors of such committee duly convened and held. Any one or more members of the board of directors or any committee thereof may participate in a meeting of such board or committee by means of a conference telephone or similar communication equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

                                    INDEMNITY

81. Subject to the provisions of the Ordinance every director or other officer of the Company shall be entitled to be indemnified out of the assets of the Company against all losses or liabilities which he may sustain or incur in or about the execution of the duties of his office or otherwise in relation thereto, and no director or other officer shall bc liable for any loss, damage or misfortune which may happen to, or be incurred by the Company in the execution of the duties of his office, or in relation thereto provided he acted honestly and in good faith with a view to the best interest of the Company and except for his own wilful mis-conduct or negligence.

                                      SEAL

82. The directors shall provide for the safe custody of the seal, and every instrument to which the seal shall be affixed shall be signed by one or more persons so authorised from time to time by the directors. If so authorised by resolution of directors, a facsimile of the seal and of the signatures of any authorised signatory as is herein provided may be reproduced by printing or other means on any instrument and shall have the same force and validity as if the seal had been affixed to such instrument and the same had been signed as hereinbefore described.

                             DIVIDENDS AND RESERVES

83. The directors may from time to time declare and pay a dividend whether interim or final and whether in money or in specie, but no dividend shall be declared and paid: --

          (1)       except out of surplus:

          (2) unless the directors determine that immediately after payment of the dividend;

                    (a) the Company will be able to satisfy its liabilities as they become due in the ordinary course of its business and

                    (b) the realisable value of the assets of the Company will not be less than the sum of its total liabilities (other than deferred taxes) as shown in the books of account and of its capital.

84. The directors may, before declaring any dividend, set aside out of the profits of the Company such sum as they think proper as a reserve fund for whatever purpose, and may invest the sum so set apart as a reserve fund upon such securities as they may select.

85. The directors may deduct from the dividends payable to any shareholder all such sums of money as may be due from him to the Company.

86. Notice of any dividend that may have been declared shall be given to each shareholder in manner hereinafter mentioned and all dividends unclaimed for three years after having been declared may be forfeited by the directors for the benefit of the Company.

87.       No dividends shall bear interest as against the Company.

88. Any one of the joint holders of a share may give a valid receipt to the Company for dividends paid thereon.

                                    ACCOUNTS

89. The books of account shall be kept at the registered office of the Company, or at such other place or places as the directors think fit.

90. The directors may be required by a resolution of members to cause to be made out and lay before the Company in a meeting of members at some date not later than eighteen months after incorporation of the Company and subsequently once at least every calendar year a profit and loss account for a period in the case of the first account since incorporation of the Company and in any other case, since the preceding account, made to a date not earlier than the date of the meeting by more than twelve months, and a balance sheet as at the date to which the profit and loss account is made up. The Company's profit and loss account and balance sheet shall be drawn up so as to give respectively a true and fair view of the profit or loss of the Company for that financial period, and a true and fair view of the state of the affairs of the Company as at the end of that fiscal period.

91. If so required by the members, a copy of such profit and loss account and balance sheet shall be served on every member in the manner to that prescribed herein for calling a meeting.

                                      AUDIT

92. The directors may call for the accounts to be examined by an auditor or auditors and shall do so if required by a resolution of members.

93. The auditors shall be appointed by the directors, unless otherwise appointed by a resolution of members.

94. The auditors may be shareholders of the Company but no director or other officer shall be eligible to be an auditor of the Company during his continuance in office.

95.       The remuneration of the auditors of the Company:--

          (a) in the case of auditors appointed by the directors, may be fixed by the directors,

          (b) subject to the foregoing, shall be fixed by the Company by a resolution of members.

96. The auditors shall examine each profit and loss account and balance sheet required to be laid before the Company in accordance with Regulation 90 and shall state in a written report whether or not:--

          (a) in their opinion the profit and loss account and balance sheet give a true and fair view respectively of the profit and loss for the period covered by the accounts, and of the state of affairs of the Company at the end of that period;

          (b) all the information and explanations required by the auditors have been obtained.

97. The report of the auditors shall be annexed to the accounts and shall be read at the meeting, if any, at which the accounts are laid before the Company.

98. Every auditor of the Company shall have a right of access at all times to the books of account and vouchers of the Company, and shall be entitled to require from the officers of the Company such information and explanations as he thinks necessary for the performance of the duties of the auditors.

99. The auditors of the Company shall be entitled to receive notice of and to attend any meeting of members of the Company at which the Company's profit and loss account and balance sheet are to be presented in accordance with Regulation 90.

                   CAPITALISATION OF PROFITS AND BONUS SHARES

100. The directors may resolve that it is desirable to capitalise any part of the amount for the time being standing to the credit of the Company's surplus account or otherwise available for distribution as a dividend and accordingly that such sum be set free for distribution amongst the members who would have been entitled thereto if distributed by way of dividend and in the same proportions on condition that the same be not paid in cash but applied either in or towards paying up in full unissued shares or debentures of the Company to be allotted and distributed credited as fully paid to and amongst such members.

101. A share allotted in accordance with Regulation 100 hereof shall be treated for all purposes as having been issued for money equal to the surplus that is transferred to capital upon the issue of the share.

102. In the case of an allotment of authorised but unissued shares with par value, an amount equal to the aggregate par value of the shares shall be transferred from surplus to capital at the time of the allotment.

103. In the case of an allotment of authorised but unissued shares without par value, the amount designated by the directors shall be transferred from surplus to capital at the time of the allotment, except that the Company by resolution of directors must designate as capital an amount that is at least equal to the amount that the shares are entitled to as a preference if any in the assets of the Company upon liquidation of the Company.

104. The allotment of bonus shares shall for the purposes of the Ordinance be treated as a dividend of shares.

105. The directors shall make all appropriations and applications of the surplus thereby resolved to be capitalised and all allotments and issues of fully-paid shares or debentures if any, and generally shall do all acts and things required to give effect thereto, with full power to the directors to ignore fractions altogether or to determine that payment be made in cash or otherwise as they think fit in the case of shares or debentures becoming distributable in fractions, and also to authorise any person to enter on behalf of all the members entitled thereto into an agreement with the Company providing for the allotment to them respectively, credited as fully paid, of any further shares or debentures to which they may be entitled upon such capitalisation, and any agreement made under such authority shall be effective and binding on all such shareholders. The directors may appoint any person to sign on behalf of the person entitled to participate in the distribution any contract necessary or desirable for giving effect thereto and such appointment shall be effective and binding upon the shareholders.

                                     NOTICES

106. A notice may be served by the Company upon any registered nominative shareholder either personally or by posting it by airmail service in a prepaid letter addressed to him at his address as shown in the share register or by cable or by telex should the directors think it appropriate and in the case of the holders of shares issued to bearer notice may be served by the Company in the manner prescribed by the Memorandum.

107. All notices directed to be given to the shareholders shall, with respect to any share to which persons are jointly entitled, be given to whichever of such persons is named first in the Register of Shareholders, and notice so given shall be sufficient notice to all the holders of such share.

108. Any notice, if served by post, shall be deemed to have been served within ten days of posting and in proving such service, it shall be sufficient to prove that the letter containing the notice was properly addressed and put into the Post Office. Notices by cable or telex shall be deemed to have been served 24 hours after despatch.

109. Notice may be served on the Company by posting it by prepaid service addressed to the Company at its Registered Office or to its Registered Agent.

                        PENSION AND SUPERANNUATION FUNDS

110. The directors may establish and maintain or procure the establishment and maintenance of any non-contributory or contributory pension or superannuation funds for the benefit of, and give or procure the giving of donations, gratuities, pensions, allowances or emoluments to any persons who are or were at any time in the employment or service of the Company or any Company which is a subsidiary of the Company or is allied to or associated with the Company or with any such subsidiary or who are or were at any time directors or officers of the Company or of any such other Company as afore-said or who hold or held any salaried employment or office in the Company or such other Company, or any persons in whose welfare the Company or any such other company as aforesaid is or has been at any time interested, and to the wives, widows, families and dependents of any such person, and may make payments for or towards the insurance of any such persons as aforesaid, and may do any of the matters aforesaid either alone or in conjunction with any such other company as aforesaid. Subject always if the Ordinance shall so require to particulars with respect thereto being disclosed to the shareholders, and to the proposals being approved by the Company by resolution of members, a director holding any such employment or office shall be entitled to participate in and retain for his own benefit any such donation, gratuity, pension, allowance or emolument.

                                   WINDING UP

111. The Company may commence winding up and dissolve by resolution of members save that if the Company has never issued shares, by resolution of directors. The Company and its liquidator shall wind up the affairs of the Company pursuant to the provisions of the Ordinance.

                                   ARBITRATION

112. Whenever any differences arise between the Company on the one hand and any of the shareholders, their executors, administrators or assigns on the other hand touching the true intent and construction or the incidence or consequences of these presents or of the Ordinance, touching anything then or thereafter done or executed, omitted or suffered in pursuance of the Ordinance or touching any breach or alleged breach or otherwise relating to the premises or to these presents or to any Act or Ordinance affecting the Company or to any of the affairs of the Company, such difference shall unless the parties agree to refer the same to a single arbitrator be referred to two arbitrators one to be chosen by each of the parties to the difference and the arbitrators shall before entering on the reference appoint an umpire.

113. If either party to the reference makes default in appointing an arbitrator either originally or by way of substitution (in the event that an appointed arbitrator shall die, be incapable of acting or refuse to act) for ten days after the other party has given him notice to appoint the same, such other party may appoint an arbitrator to act in the place of the arbitrator of the defaulting party.

                              AMENDMENT TO ARTICLES

114. The Company may by resolution of directors or by resolution of members alter or modify these Regulations as originally drafted or as amended from time to time.

                                  CONTINUATION
                                      UNDER
                                   FOREIGN LAW

115. The Company may by a resolution of directors or a resolution of members continue as a company incorporated under the laws of another jurisdiction which may permit such continuation and in the manner provided by those laws and may by a resolution of directors or of members amend its Memorandum and Articles to be consistent therewith.

We, Tortola Corporation Company Limited of P.O. Box 669, Citco Building, Wickhams Cay, Road Town, Tortola for the purposes of incorporating an International Business Company under the Laws of the British Virgin Islands hereby subscribe our name to these Articles of Association in thc presence of:

 Witness

 Agnita Solomon                             (Sgd. Joseph Caminada)
 Road Town                                  Tortola Corporation Company Limited
 Tortola                                                             Subscriber
 British Virgin Islands

 Secretary         (Sgd. Agnita Solomon)

                                   GETGO INC.

                       CERTIFIED TRUE COPY OF A RESOLUTION
                ADOPTED BY THE BOARD OF DIRECTORS OF THE COMPANY
                              ON FEBRUARY 22, 2001

          RESOLVED, that Section 72 of the Articles shall be deleted in its entirety and replaced by the following:

          "72. Provided that there shall be more than one director, the quorum for directors' meetings shall be a majority of the total number of directors and a minimum of 7 days notice (exclusive of the day of the meeting) shall be given to all directors and alternate directors of any meeting of the board unless all the directors or their alternates shall waive such notice for any particular meeting or any director shall waive his right to receive notice. Presence at the meeting shall be deemed to constitute waiver. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting. Every act or decision done or made by a majority of the directors present at a duly held meeting at which a quorum is present shall be regarded as the act of the board of directors, subject to the provisions of the Memorandum and Articles of Association."

                               GETGO MAIL.COM INC.

                     CERTIFIED TRUE COPY OF THE RESOLUTIONS
                      ADOPTED BY THE MEMBERS OF THE COMPANY
                               ON OCTOBER 25, 2000
                             ----------------------

1. RESOLVED, that subject to the approval of the Registrar of Companies in the British Virgin Islands, the Memorandum of Association of the Company be amended by deleting clauses 8 and 9 and substituting therefor the following new clauses 8 and 9:

     "8. The Company shall have an authorized capital of U.S.$6,000,000 divided into 100,000,000 shares of common stock with a par value of U.S.$0.01 per share, and 5,000,000 shares of preferred stock with a par value of U.S.$1.00 per share.

     9. The Company shall have two classes of shares comprising 100,000,000 shares of common stock, U.S.$0.01 par value, and 5,000,000 shares of preferred stock, U.S.$1.00 par value.

               The designations, powers, preferences, rights, qualifications, limitations and restrictions of the shares of each class of stock are as follows:

                                 PREFERRED STOCK

               The Preferred Stock may be issued from time to time by the Board of Directors in their sole discretion without the approval of the members in one or more series. The description of shares of each series of Preferred Stock, including designations, powers, preferences, rights, qualifications, limitations, restrictions, conversion and other rights, voting powers, limitations as to distributions, qualifications, and terms and conditions of redemption shall be as fixed in resolutions adopted by the Board of Directors and filed with the Registrar of Companies as required by law from time to time prior to the issuance of any shares of such series.

               The Board of Directors is expressly authorized, prior to issuances, by adopting resolutions providing for the issuances of, or providing for a change in the number of, shares of any particular series of Preferred Stock and, if and to the extent from time to time required by law, by filing Amendments to the Memorandum of Association to state the terms of each series of Preferred Shares or change the number of shares to be included in each series of Preferred Stock and to set or change in any one or more respect the designations, powers, preferences, rights, qualifications, limitations, restrictions, conversion and other rights, voting powers, limitations as to distributions, qualifications, and terms and conditions of redemption relating to the shares of each such series. Notwithstanding the foregoing, the Board of Directors shall not be authorized to change the right of the Common Stock of the Company to vote one vote per share on all matters submitted for stockholder action. The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, setting or changing the following:

               (a) the distinctive serial designation of such series and the number of shares constituting such series (provided that the aggregate number of shares constituting all series of Preferred Stock shall not exceed 5,000,000);

               (b) the annual distribution rate on shares of such series, whether distributions shall be cumulative and, if so, from which date or dates;

               (c) whether the shares of such series shall be redeemable and, if so, the terms and conditions of such redemption, including the date or dates upon and after which such shares shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

               (d) the obligation, if any, of the Company to redeem or repurchase shares of such series pursuant to a sinking fund;

               (e) whether shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or classes and, if so, the terms and conditions of such conversion or exchange, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any;

               (f) whether the shares of such series shall have voting rights, in addition to the voting rights provided by law, and if so, the terms of such voting rights;

               (g) the rights of the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding-up of the Company; and

               (h) any other relative rights, powers, preferences, qualifications, limitations or restrictions thereof relating to such series which may authorized under the International Companies Business Ordinance.

               The shares of Preferred Stock of any one series shall be identical with each other in all respects except as to the dates from and after which dividends thereon shall cumulate, if cumulative.

                                  COMMON STOCK

               Subject to all of the rights of the Preferred Stock as expressly provided herein, by law or by the Board of Directors pursuant to this Clause, the Common Stock of the Company shall possess all such rights and privileges as are afforded to capital stock by applicable law in the absence of any express grant of rights or privileges in this Memorandum of Association including, but not limited to, the following rights and privileges:

               (a) distributions may be declared and paid or set apart for payment upon the Common Stock out of any assets or funds of the Company legally available for the payment of distributions;

               (b) the holders of Common Stock shall have the right to vote for the election of directors and on all other matters requiring stockholder action, each share being entitled to one vote; and

               (c) upon the voluntary or involuntary liquidation, dissolution or winding up of the Company, the net assets of the Company shall be distributed pro rata to the holders of the Common Stock in accordance with their respective rights and interests."

2. RESOLVED, that subject to the approval of the Registrar of Companies in the British Virgin Islands, the Memorandum of Association of the Company be amended to change the name of the Company from GETGO MAIL.COM INC. to GETGO Inc.

3. FURTHER RESOLVED, that the registered agent of the Company be and hereby is authorized to register a copy of the foregoing resolutions with the Registrar of Companies in the British Virgin Islands.

     Dated this 21st day of December, 2000.


                                            ------------------------
                                            HWR SERVICES LIMITED
                                            Registered Agent